UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3/A 2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

LINUX GOLD CORP.
(Exact name of Registrant as specified in its charter)

British Columbia, Canada	N/A
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification No.)
organization)

1103-11871 Horseshoe Way
Richmond, British Columbia V7A 5H5, Canada
Address and telephone number of Principal Executive Offices
604-278-5998

James L. Vandeberg
The Otto Law Group, PLLC
601 Union Street, Suite 4500
Seattle, WA 98101
206-262-9545
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: At such time or from time to time after the effective date of this registration statement as the Selling Shareholders shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the
Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment t hereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the
Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction
I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares to be issued upon conversion of Secured Convertible Discount Notes	10,526,270	$0.40 (2)	$4,210,508	$450.52
Common Shares to be issued upon exercise of Series A Warrants	10,000,000	$ 0.50 (2)	$5,000,000	$535.00
Common Shares to be issued upon exercise of Series B Warrants	5,000,000	$0.52 (2)	$2,600,000	$278.20
Total	25,526,270			$1,263.72

(1)

This registration statement shall also cover any additional shares of common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding shares of common stock

(2)	Based on the actual warrant exercise price and note conversion price per Rule 457(g).

WE HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

September 1, 2006

LINUX GOLD CORP.

25,526,270 SHARES OF COMMON STOCK

We are registering 25,526,270 shares of common stock of Linux Gold Corp. (the “Common Stock”) for resale by certain shareholders (the “Selling Shareholders”). Of this amount, the Selling Shareholders may acquire 5,263,135 shares of Common Stock upon the conversion of secured convertible discount notes (the Notes”), 5,000,000 shares of Common Stock upon the exercise of Series A Common Stock Purchase Warrants (the “Series A Warrants”) and 2,500,000 shares of Common Stock upon the exercise of Series B Common Stock Purchase Warrants (the “Series B Warrants”) (the Series A and the Series B Warrants together the “Warrants”). Under our agreements with the Selling Stockholders, we have agreed to register an additional 12,763,135 shares to cover possible future downward adjustments to the conversion price of the Notes or exercise prices of the Warrants under certain circumstances.

The shares of Common Stock offered by the Selling Shareholders may be sold on the Over-the-Counter/Bulletin Board, in negotiated transactions with a broker-dealer or market maker as principal or in privately negotiated transactions not involving a broker or dealer, or by a combination of these methods. The dealers who effect sales under this prospectus may receive compensation from the Selling Shareholders in the form of discounts or commissions. We will not receive any proceeds from the sale of these shares. The registration of the shares of Common Stock pursuant to the registration statement of which this prospectus is a part does not necessarily mean that any of those shares will ultimately be offered or sold. Our common shares trade on the OTCBB under the symbol “LNXGF.OB”. On August 7, 2006, the last reported closing price for our common shares as reported on the OTC Bulletin Board was US$0.36 per share. See Plan of Distribution beginning on page 13. We will not receive any proceeds from the sale of these shares.

Investing in our common shares involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offence.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The date of this prospectus is September 1, 2006 .

Note: All references to dollar amounts in this prospectus are stated in United States Dollars unless otherwise stated. Linux Gold Corp. prepares its financial statements in conformity with accounting principles generally accepted in the United States and are presented in Canadian dollars. There are no consolidated statements prepared using Canadian generally accepted accounting principles. See Note 14 for a reconciliation of U.S. and Canadian generally accepted accounting principles in our financial statements for the year ended February 28, 2005 and 2005.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by reference to the more detailed information and consolidated financial statements appearing elsewhere or incorporated by reference in this prospectus.

The terms “Linux ”, “our company”, “the Company”, “we”, “us” and “our” as used in this prospectus refer to Linux Gold Corp. and its subsidiaries, including Linux, Inc., except where the context requires otherwise.

ABOUT LINUX GOLD CORP.

Since our inception and during the three fiscal years ending in February 2006 , we had been involved in oil and gas exploration/production and mineral property exploration. We have investigated several mineral properties in Canada, the United States, China and Chile.

We also own a 1.277% net working interest in an oil well located in Fayette County, Texas. To date, we have received no revenues from our mining property activities, and have received negligible net revenues after operating costs from our interest in the Fayette County oil well during the past five fiscal years. As a result, we wrote off our interest in the oil well located in Fayette County.

We have no current plans to pursue further activities in either the oil or gas business.

Our current plans are to joint venture and explore our mineral properties in Northern British Columbia, Alaska and China. The Company has acquired a 100% interest in the TY and ORO properties in British Columbia; has a 50% interest in the Fish Creek property in Alaska, which is optioned to Teryl Resources Corp.; staked 148 State of Alaska 160-acre MTRSC mining claims at several locations near Granite Mountain on Seward Peninsula, Alaska; and has an option on a private company, which has an option to earn up to 85% of a mining property in Hebei Province, China.

We are currently in the exploration stage and equity financing is required to continue exploration work on our mineral claims. As a result of the uncertainty that is typical in an explorative company there is doubt about our ability to continue as going concern as ultimate success will be based on securing adequate equity financing and/or the determination of economically recoverable mineral reserves on its mineral property claims.

Our principal executive office is located at #1103 -11871 Horseshoe Way, Richmond, British Columbia, V7A 5H5., Canada and its phone number is (604) 278-5996.

THE OFFERING

This prospectus covers up to 12,763,135 common shares to be sold by the Selling Shareholders identified in this prospectus. (1)

Shares offered by the Selling Shareholders	12,763,135 common shares(1)
Offering price	Determined at the time of sale by the Selling Shareholders
Common shares outstanding prior to this offering as of June 13, 2006	68,537,773 shares
Common shares outstanding following this offering if all shares are sold(2)	81,300,908 shares
Common shares owned by the Selling Shareholders following this offering if all shares are sold	None
Use of proceeds	All proceeds of this offering will be received by the Selling Shareholders for their own account.
Risk Factors	You should read the "Risk Factors" section beginning on page 8, as well as other cautionary statements throughout this prospectus, before investing in shares of our common stock.
The OTC Bulletin Board	LNXGF.OB
_________________________

(1)

5,263,135 shares are issuable upon conversion, at the option of the holders, of the Notes in the aggregated principle amount of $2,105,254 at the conversion price of $0.40 per share. 5,000,000 shares may be acquired by Selling Shareholders upon the exercise of Series A Warrants exercisable at $0.50 until May 8, 2011, and 2,500,000 shares may be acquired by Selling Shareholders upon the exercise of Series B Warrants to be exercisable at $0.52 per share upon the earlier of one year after the effectiveness of the resale registration statement or May 8, 2016. Does not include an additional 5,263,135 shares of our common stock issuable upon conversion of the Notes, and 7,500,000 shares of our common stock issuable upon exercise of the Warrants that are being registered pursuant to our contractual obligations with the holders of the Notes and Warrants.

(2)

This figure is based on the number of common shares outstanding as of June 13, 2006 and assumes full conversion of the Notes and full exercise of the Series A and Series B Warrants held by the Selling Shareholders in accordance with footnote 1 and sale of the resulting shares of Common Stock during the effectiveness of the registration statement that includes this prospectus. The Selling Shareholders who hold the Notes are not required to convert the Notes and the Selling Shareholders who hold the Series A and Series B Warrants are not required to exercise their Warrants. The Selling Shareholders are not required to sell their outstanding shares or any shares issued upon conversion of the Notes or upon exercise of their Warrants. See "Plan of Distribution."

ABOUT THIS PROSPECTUS

We are registering 25,526,270 shares of Common Stock of Linux Gold Corp. for resale by the Selling Shareholders.

On May 8, 2006, we issued the Notes at an original issue discount of 5%, convertible into common stock of the Company at a conversion price of $0.40 per share and mature on November 8, 2007. US$1,500,000 was funded at closing with the remaining US$500,000 to be funded upon the filing of this Form F-3 resale registration statement with the US Securities and Exchange Commission (the “SEC”). The investors also received the Series A Warrants to purchase, in the aggregate, 5,000,000 shares of Common Stock of the Company at a conversion price of $0.50 per share up to May 8, 2011 and the Series B Warrants to purchase, in the aggregate, an additional 2,500,000 shares of Common Stock of the Company at a conversion price of $0.52 per share exercisable at the earlier of one year after the effectiveness of the resale registration statement or May 8, 2016. The closing price of our common shares on the OTC Bulletin Board on August 7, 2006 was $0.36. The Warrants are subject to cashless exercise and to customary anti-dilution adjustments.

This prospectus may only be used where it is legal to offer and sell the shares covered by this prospectus. We have not taken any action to register or obtain permission for this offering or the distribution of this prospectus in any country other than the United States.

INFORMATION ON OUTSTANDING SHARES

The number of common shares outstanding before and after this offering is set forth below:

•	Common shares outstanding before the	68,537,773 shares
offering as of June 13, 2006

•	Common shares to be outstanding after the	81,300,908 shares
offering assuming all shares are sold

The number set forth above for the common shares outstanding before this offering is the number of shares outstanding as of June 13, 2006. The numbers set forth above do not include; (i) 2,443,750 common shares that are issuable upon the exercise of outstanding options exercisable at prices ranging from $0.10 to $0.30 per share, with a weighted average exercise price of $0.13 per share; and (ii) 4,277,777 shares that are issuable upon the exercise of additional outstanding warrants exercisable at $0.20 per share.

The number set forth above for the common shares to be outstanding after this offering assuming all shares are sold includes 7,500,000 common shares issuable upon the exercise of the Series A and Series B Warrants included in the registration statement and 5,263,135 common shares issuable upon the conversion of the Notes. The number does not include an additional 5,263,135 shares of our common stock issuable upon conversion of the Notes, and 7,500,000 shares of our common stock issuable upon exercise of the Warrants that are being registered pursuant to our contractual obligations with the holders of the Notes and Warrants

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, reflecting management’s current expectations. These statements relate to our future plans, objectives, expectations and intentions. We use words such as “may,” “expect,” “anticipate,” “project,” “believe,” “plan,” “intend,” “future” and other similar expressions to identify forward-looking statements. These forward-looking statements involve inherent risks and uncertainties that may cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could contribute to differences include, but are not limited to, those discussed below in “Risk Factors”, and elsewhere in this prospectus.

RISK FACTORS

Please consider carefully the following risk factors and uncertainties which we face in our business, and other information contained in this prospectus, before investing in our common shares.

The following is a summary of certain risks and uncertainties that we face in our business. These risk factors should be read in conjunction with other cautionary statements which we make in this prospectus and in our other public reports, registration statements and public announcements. If any of the following risks actually occur, our business, results of operations and financial condition could suffer significantly. In such case, the trading price of our shares could decline and you could lose all or part of your investment. Other risks and uncertainties not now known to us or that we think are immaterial may also impair our business.

RISK FACTORS RELATED TO OUR BUSINESS

Our Limited and Changing Operating History. We initially focused the business of the Company on natural resource development. We changed direction becoming involved in the information technology industry to take advantage of the booming technology sector and the declining precious metals markets. We were not successful in that industry segment. We have returned our focus to mining and exploration.

Financing Risks. There is no assurance that we will be able to secure the financing necessary to explore, develop and produce our mineral properties.

We do not presently have sufficient financial resources or operating cash-flow to undertake solely all of our planned exploration and development programs. The development of our properties may therefore depend on obtaining a joint venture partners, and on our ability to obtain additional required financing. There is no assurance we will be successful in obtaining the required financing, the lack of which could result in the loss or substantial dilution of our interests (as existing or as proposed to be acquired) in our properties as disclosed herein. In addition, we have no experience in developing mining properties into production and our ability to do so will be dependent upon securing the services of appropriately experienced personnel or entering into agreements with other major mining companies which can provide such expertise.

As noted in our audited consolidated financial statements for the year ended February 28, 2006 we have incurred significant operating losses and have an accumulated deficit of $9,212,774 at February 28, 2006. Furthermore, we had working capital of $79,845 as at February 28, 2006, which is not sufficient to achieve our planned business objectives. Our ability to continue as a going concern is dependent on continued financial support from our shareholders and other related parties, our ability to raise equity financing, and the attainment of profitable operations, external financings and further share issuances to meet our liabilities as they become payable.

The auditors’ report on the February 28, 2006 consolidated financial statements include additional comments for U.S. readers that states that conditions exist that raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include adjustments that might result from the outcome of this uncertainty.

Significant Losses for the Foreseeable Future. We expect to incur significant losses for the foreseeable future and cannot be certain when or if we will achieve profitability. Failure to become and remain profitable will adversely affect the value of our common shares and our ability to raise capital and continue operations.

Potential lack of attractive investment targets. Continued volatility of stock prices on the OTC BB may have a material adverse effect on our ability to raise capital on the OTC BB or by private investment, and the price of our common stock could fluctuate substantially.

Other Factors. Our areas of business may be affected from time to time by such matters as changes in general economic conditions, changes in laws and regulations, taxes, tax laws, prices and costs, and other factors of a general nature which may have an adverse effect on our business.

Conflict of Interest. Some of our current officers and directors have other unrelated full-time positions or part-time employment. Some officers and directors will be available to participate in management decisions on a part-time or as-needed basis only. Our management may devote its time to other companies or projects which may compete directly or indirectly with us.

U.S. Investors May Not Be Able To Enforce Their Civil Liabilities Against Us or Our Directors, Controlling Persons and Officers. We are organized under the laws of Canada. All of our directors, controlling persons and officers are residents of Canada and all or a substantial portion of their assets and substantially all of our assets are located outside of the United States. As a result, it may be difficult for U.S. holders of our common shares to effect service of process on these persons within the United States or to realize in the United States upon judgments rendered against them. In addition, you should not assume that the courts of Canada (i) would enforce judgments of U.S. courts obtained in actions against us or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States, or (ii) would enforce, in original actions, liabilities against us or such persons predicated upon the U.S. federal securities laws or other laws of the United States.

However, U.S. laws would generally be enforced by a Canadian court provided that those laws are not contrary to Canadian public policy, are not foreign penal laws or laws that deal with taxation or the taking of property by a foreign government and provided they are in compliance with applicable Canadian legislation regarding the limitation of actions. Also, a judgment obtained in a U.S. court would generally be recognized by a Canadian court except, for example:

-	where the U.S. court where the judgment was rendered had no jurisdiction according to applicable Canadian law;

-

the judgment was subject to ordinary remedy (appeal, judicial review and any other judicial proceeding which renders the judgment not final, or enforceable under the laws of the applicable state) or not final, conclusive or enforceable under the laws of the applicable state;

-	the judgment was obtained by fraud or in any manner contrary to natural justice or rendered in contravention of fundamental principles of procedure;

-

a dispute between the same parties, based on the same subject matter has given rise to a judgment rendered in a Canadian court or has been decided in a third country and the judgment meets the necessary conditions for recognition in a Canadian court;

-	the outcome of the judgment of the U.S. court was inconsistent with Canadian public policy;

-	the judgment enforces obligations arising from foreign penal laws or laws that deal with taxation or the taking of property by a foreign government; or

-	there has not been compliance with applicable Canadian law dealing with the limitation of actions.

RISK FACTORS RELATED TO THE NATURAL RESOURCE INDUSTRY

Exploration and Development Risks. There is no assurance given by the Company that our exploration and development programs and properties will result in the discovery, development or production of a commercially viable ore body. The business of exploration for minerals and mining involves a high degree of risk. Few properties that are explored are ultimately developed into producing mines. At present, none of our properties have defined ore bodies with reserves and resources, and the proposed exploration programs are an exploratory search for ore. There is no assurance that our mineral exploration and development activities will result in any discoveries of bodies of commercial ore. The probability of an individual prospect ever having “reserves” and being commercially viable is extremely remote, and, in all probability, our properties do not contain any reserves, and any funds spent on exploration will probably not be recovered. Unusual or unexpected geological structures or formations, fires, power outages, labor disruptions, floods, explosions, cave-ins, land slides and the inability to obtain suitable or adequate machinery, equipment or labor are other risks involved in the operation of mines and the conduct of exploration programs. We have relied and may continue to rely upon consultants and others for construction and operating expertise. The economics of developing gold and other mineral properties are affected by many factors including capital and operating costs, variations of the grade of ore mined, fluctuating mineral markets, costs of processing equipment and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals and environmental protection. Depending on the price of gold or other minerals produced, we may determine that it is impractical to commence or continue commercial production. Substantial expenditures are required to establish reserves through drilling, to develop metallurgical processes to extract metal from ore and to develop the mining and processing facilities and infrastructure at any site chosen for mining. No assurance can be given that funds required for development can be obtained on a timely basis. The marketability of any minerals acquired or discovered may be affected by numerous factors which are beyond our control and which cannot be accurately foreseen or predicted, such as market fluctuations, the global marketing conditions for precious and base metals, the proximity and capacity of milling facilities, mineral markets and processing equipment, and such other factors as government regulations, including regulations relating to royalties, allowable production, importing and exporting minerals and environmental protection.

Estimates of Mineral Deposits. There is no assurance that any estimates of mineral deposits herein will not change. Although all figures with respect to the size and grade of mineralized deposits included herein have been carefully prepared by the Company, or, in some instances have been prepared, reviewed or verified by independent mining experts, these amounts are estimates only and no assurance can be given that any identified mineralized deposit will ever qualify as a commercially viable mineable ore body that can be legally and economically exploited.

Mineral Prices. There is no assurance that mineral prices will not change. The mining industry is competitive and mineral prices fluctuate so that there is no assurance, even if commercial quantities of a mineral resource are discovered, that a profitable market will exist for the sale of same.

Title Opinions. The existence of title opinions should not be construed to suggest that we have good and marketable title to all of our properties. We follow the usual industry practice in obtaining title opinions with respect to our lands. No examination has been made of the ground to determine if any of our mineral claims have been staked or assessment work carried out.

Regulatory Approvals. Our operations require the procurement of numerous permits and compliance with an extensive number of codes and regulations. Mining, exploration and exploitation permits are required. While we believe that all requirements in this regard have been met, failure to comply with regulatory requirements could result in permits being withdrawn or suspended. Further, changes in these regulations or in their application may adversely affect our operations.

Environmental Issues. We must comply with environmental laws and regulations. There can be no assurance that violations will not occur. In the event of a future violation of environmental laws we could be held liable for damages and for the costs of remedial actions. Environmental laws could become more stringent over time imposing greater compliance costs and increasing risks and penalties associated with a violation.

Third Party Reliance. Our rights to acquire interests in certain mineral properties have been granted by third parties who themselves hold only an option to acquire such properties. As a result, we may have no direct contractual relationship with the underlying property holder.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:

The issuance of shares upon conversion or exercise of any of the Notes or Warrants may cause immediate and substantial dilution of voting power to our existing stockholders and downward pressure of the price of our common stock. The issuance of shares upon conversion of the Notes and exercise of Warrants may result in substantial dilution to the interests of other stockholders since the Selling Shareholders may ultimately convert and sell the full amount issuable on conversion. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock. If these shares are sold into the market, it may have an adverse effect of the price of our common stock.

In the event that our stock price declines, the shares of common stock allocated for conversion or exercise of any of the Notes or Warrants registered pursuant to this prospectus may not be adequate and we may be required to file a subsequent registration statement covering additional shares. If the shares we have allocated and are registering herewith are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection therewith. Based on our current market price and the potential decrease in our market price and as a result of the issuance of shares upon conversion of the Notes and exercise of Warrants, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the Notes and exercise of the Warrants. Accordingly, we will allocate and register 25,526,270 shares to cover the conversion of the Notes and exercise of Warrants. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the Notes and exercise of Warrants and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

If we are required for any reason to repay the Notes, we would substantially reduce our working capital, if available, or raise additional funds. Our failure to repay the Notes, if required, could result in legal action against us, which could require the sale of substantial assets. Any event of default under the Notes could require the early repayment of the Notes. We anticipate that the full amount of the Notes will be converted into shares of our common stock, in accordance with the terms of the Notes.

If we are required to repay the Notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the Notes when required, the Note holders could commence legal action against us to recover the amounts due. Any such action could require us to curtail or cease operations.

UNCERTAINTIES AND RISKS RELATING TO COMMON SHARES

There is only a limited public market for our common shares on the OTC Bulletin Board and that market is extremely volatile. There is only a limited public market for our common shares on the OTC Bulletin Board, and there is a risk that a broader or more active public trading market for our common shares will never develop or be sustained, or that current trading levels will not be sustained.

The market price for the common shares on the OTC Bulletin Board has been and we anticipate will continue to be extremely volatile and subject to significant price and volume fluctuations in response to a variety of external and internal factors. This is especially true with respect to emerging companies such as ours. Examples of external factors, which can generally be described as factors that are unrelated to the operating performance or financial condition of any particular company, include changes in interest rates and worldwide economic and market conditions, as well as changes in industry conditions, such as changes in oil and natural gas prices, oil and natural gas inventory levels, regulatory and environment rules, and announcements of technology innovations or new products by other companies. Examples of internal factors, which can generally be described as factors that are directly related to our consolidated financial condition or results of operations, would include release of reports by securities analysts and announcements we may make from time-to-time relative to our operating performance, drilling results, advances in technology or other business developments.

Because we have a limited operating history and no profits to date, the market price for the common shares is more volatile than that of a seasoned issuer. Changes in the market price of the common shares, for example, may have no connection with our operating results or prospects. No predictions or projections can be made as to what the prevailing market price for the common shares will be at any time, or as to what effect, if any, that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

You will be subject to the penny stock rules to the extent our stock price on the OTC Bulletin Board is less Than $5.00. Since the common shares are not listed on a national stock exchange or quoted on the NASDAQ Market within the United States, trading in the common shares on the OTC Electronic Bulletin Board is subject, to the extent the market price for the common shares is less than $5.00 per share, to a number of regulations known as the "penny stock rules". The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. To the extent these requirements may be applicable they will reduce the level of trading activity in the secondary market for the common shares and may severely and adversely affect the ability of broker-dealers to sell the common shares.

You should not expect to receive dividends. We have never paid any cash dividends on shares of our capital stock, and we do not anticipate that we will pay any dividends in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion of our business. Any future determination to pay cash dividends will be at the discretion of our board of directors, and will be dependent upon our consolidated financial condition, results of operations, capital requirements and other factors as our board of directors may deem relevant at that time.

Our right to issue additional capital stock at any time could have an adverse effect on your proportionate ownership and voting rights. We are authorized under our Articles of Incorporation to issue 200,000,000 common shares. Subject to compliance with applicable corporate and securities laws, we may issue these shares under such circumstances and in such manner and at such times, prices, amounts and purposes as our board of directors may, in their discretion, determine to be necessary and appropriate. Your proportionate ownership and voting rights as a common shareholder could be adversely affected by the issuance of additional common shares, including a substantial dilution in your net tangible book value per share.

SELLING SHAREHOLDERS

The table below lists each person who may resell shares pursuant to this prospectus and, in addition, sets forth the following:

  The number of common shares outstanding beneficially owned by the investor prior to the offering;
  the number of shares registered for sale in the offering;
  the number of common shares to be owned by the investor after the offering, assuming it sells all of the shares registered for its benefit.

The term “beneficial ownership” includes shares over which the indicated beneficial owner exercises voting and/or investment power. The rules also deem common shares subject to options or warrants currently exercisable, or exercisable within 60 days, to be outstanding for purposes of computing the percentage ownership of the person holding the options or warrants, but they do not deem these common shares to be outstanding for purposes of computing the percentage ownership of any other person. The applicable percentage of ownership for each shareholder is based on 68,537,773 common shares outstanding as of June 13, 2006, together with any applicable options, warrants or convertible debt for that shareholder. Except as otherwise indicated, we believe the beneficial owner of the common shares listed below, based on information furnished by it, has sole voting and investment power over the number of shares listed opposite its name. The terms of the Notes and the Warrants prevent us from issuing shares of our common stock in connection with the conversion of the Notes or the exercise of the Warrants, to the extent that such conversion or exercise would result in the holder and its affiliates (or any person whose beneficial ownership would be aggregated with the holder) beneficially owning or having the right to vote in excess of 4.99% of the outstanding shares of our common stock following such exercise.

          Because the SEC's definition of beneficial ownership is used in calculating the number of shares set forth in the "Shares Owned Before Offering" column in the table below and because of our agreement to register additional shares of common stock issuable upon conversion of the Notes or exercise of the Warrants, the information regarding beneficial ownership of our common stock by the Selling Stockholders will not equal the maximum number of shares being offered by such Selling Stockholders in the table below.

Name	Shares Owned Before the Offering (1)			Shares Owned After the Offering (2)
	Number	Percent	Maximum Number of Shares Being Offered	Number	Percent
Platinum Long Term Growth V LLC (3)	3,113,149	4.99%	8,296,035	0	*
Alpha Capital AG (4)	3,113,149	4.99%	7,338,802	0	*
Whale Haven Capital Fund Limited (5)	2,233,550	3.27%	4,467,100	0	*
White Star LLC (6)	957,237	1.34%	1,914,475	0	*
J&N Invest LLC (7)	401,315	*	802,630	0	*
Treshnish Investment Inc. (8)	401,315	*	802,630	0	*

Osher Capital Inc. (9)	478,618	*	957,237	0	*

(1)	Includes all shares beneficially owned by the shareholder as of the date hereof as determined according to the paragraph above.
(2)	Assumes the sale of all shares offered by this prospectus, although the Selling Shareholders are under no obligations known to us to sell any of the common shares.
(3)

Mark Nordlicht is the manager of Platinuim Long Term Growth V LLC, which is the registered holder of the shares of common stock. Mr. Nordlicht has sole voting and disposition power over the shares owned by Platinuim Long Term Growth V LLC offered under this prospectus.

(4)

Konrad Ackermann is the director of Alpha Capital AG, which is the registered holder of the shares of common stock. Mr. Ackermann has sole voting and disposition power over the shares owned by Alpha Capital AG offered under this prospectus.

(5)

Arthur Jones, Jennifer Kelly and Derek Wood are directors of Whalehaven Capital Fund Limited, which is the registered holder of the shares of common stock. Mr. Jones, Ms. Kelly and Mr. Wood have voting and disposition power over the shares owned by Whalehaven Capital Fund Limited offered under this prospectus.

(6)

Laura Huberfeld, is the president of Whitestar LLC which is the registered holder of the shares. Ms. Huberfeld has voting and disposition power over the shares owned by Whitestar LLC offered under this prospectus.

(7)

Jeffery Rubin, is the manager of J&N Invest LLC. which is the registered holder of the shares. Mr. Rubin has voting and disposition power over the shares owned by J&N Invest LLC offered under this prospectus.

(8)

Bernard Korolnick, is the director of Treshnish Investment, Inc. which is the registered holder of the shares. Mr. Korolnick has voting and disposition power over the shares owned by Treshnish Investment, Inc.offered under this prospectus.

(9)

Yisroel Kluger is President of Osher Capital Inc. which is the registered holder of the shares. Mr. Kluger has voting and disposition power over the shares owned by Osher Capital Inc.offered under this prospectus.

*	Less than 1% ownership

The Selling Shareholders acquired the Notes and Warrants in the ordinary course of business and at the time of the offering did not have any arrangements or understandings with any person to distribute the Common Stock. No Selling Shareholder has held a position as a director or executive officer nor had a material employment relationship with us or any of our affiliates, or our or their predecessors, within the past 3 years.

PLAN OF DISTRIBUTION

          Each Selling Shareholder of the Common Stock of the Company and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on the OTCBB or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  an exchange distribution in accordance with the rules of the applicable exchange;

  privately negotiated transactions;

  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

  broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

  a combination of any such methods of sale;

  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

  any other method permitted pursuant to applicable law.

          The Selling Shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus. Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440. In connection with the sale of the Common Stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume.

          The Selling Shareholders may also sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

          The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

          The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

          Because Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Shareholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Shareholders.

          We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Shareholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

          Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

ENFORCEABILITY OF CIVIL LIABILITIES

Linux is a corporation existing under the laws of the Province of British Columbia and the majority of its assets and operations are located outside the United States. We have appointed an agent to receive service of process with respect to any action brought against it in any federal or state court in the State of Washington. However, it may not be possible for holders to enforce outside the United States judgments against Linux obtained in the United States in any such actions, including actions predicated upon the civil liability provisions of the United States federal securities laws. In addition, the directors and officers of Linux are residents of Canada, and all or a substantial portion of the assets of those directors and officers are or may be located outside the United States. As a result, it may not be possible for holders to effect service of process within the United States upon those persons, or to enforce against them judgments obtained in the United States courts, including judgments predicated upon the civil liability provisions of the United States federal and state securities laws. We believe that there is uncertainty as to whether Canadian courts would enforce (i) judgments of United States courts obtained against Linux or such persons predicated upon the civil liability provisions of the United States federal and state securities laws or (ii) in original actions brought in Canada, liabilities against Linux or such persons predicated upon the United States federal and state securities laws.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of February 28, 2006. Our capitalization is presented:

• on an actual basis;
• on a pro forma basis to reflect the issuance of 5,263,135 shares of common stock upon conversion of secured convertible discount notes in the aggregate principle amount of $2,105,254 and the issuance of 7,500,000 common shares upon the exercise of warrants for gross proceeds of $3,800,000.

As at February 28, 2006
(unaudited)

	Actual	Pro Forma
Debt:
Current liabilities	$476,700	$476,700

Total Debt	$476,700	$476,700

Shareholders’ equity:
Common shares	$8,754,894	$14,660,148
Additional paid-in capital	232,625	232,625
Donated capital	305,769	305,769
Accumulated other comprehensive loss	(8,000)	(8,000)
Deficit accumulated during exploration stage	(9,213,468)	(9,213,468)

Total shareholders’ equity	$71,820	$5,977,074
Actual common shares outstanding	68,287,773
Pro forma common shares outstanding		81,050,908

Total capitalization and Indebtedness	$548,520	$6,453,774

DESCRIPTION OF SECURITIES

We are authorized to issue 200,000,000 common shares with no par value. As of June 13, 2006 there were 68,537,773 common shares issued, which are held by 150 registered shareholders. Holders of common shares are entitled to one vote for each share they own on any matter that is submitted to a shareholder vote. Our board of directors may declare dividends for distribution to holders of common shares.

All of the common shares are validly issued and have been fully paid for. At meetings of shareholders two persons present in person or by proxy, and each owning at least one common share, constitute a quorum for purposes of selecting a chairman for the meeting or adjourning the meeting. For transacting any business at a shareholders meeting, two persons present in person or by proxy and holding at least five percent of our issued shares must be present.

A summary of Canadian laws and regulations that affect the rights of U.S. shareholders and certain U.S. federal tax implications of owning and selling our shares can be found in Item 10. contained in the Annual Report on Form 20-F/A for the year ended February 28, 2005.

MARKETS

Our shares trade (since January, 2000) on The OTC Bulletin Board under the symbol LNXGF.OB (formerly LNXWF, and LNXGF). Our shares traded during the periods and at the prices set out below on The OTC Bulletin Board.

The shares offered hereunder by the Selling Shareholders consist of 25,526,270 common shares of Linux Gold Corp. We expect that the Selling Shareholders will sell the Common Stock at various times during the period in which the registration statement of which this prospectus is part is effective.

We expect that the sales will take place on the Over-the-Counter/Bulletin Board and that the selling price will be determined by the then-current market price for Linux Gold Corp.'s stock.

None of our shareholders hold any pre-emptive purchase rights. Therefore, we have no control or input over how the shares will be offered or sold.

The following table shows the annual high and low closing prices of our stock traded on the OTC Bulletin Board during the last five fiscal years as follows:

Year	High	Low	Close
2006	$0.54	$0.10	$0.351
2005	$0.35	$0.12	$0.19
2004	$ 0.455	$ 0.04	$ 0.30
2003	$ 0.094	$ 0.011	$ 0.07
2002	$ 0.14	$ 0.01	$ 0.013

The following table shows the quarterly high and low closing prices of our stock traded on the OTC Bulletin Board during the last two fiscal years, for each quarter as follows:

Period	High ($)	Low ($)	Close ($)	Volume
Fiscal Year ended 2006 Q4 02/28/06	0.54	0.23	0.351	34,939,979
Q3 11/30/05	0.275	0.11	0.236	9,902,368
Q2 8/31/05	0.17	0.105	0.1203	3,250,142
Q1 5/31/05*	0.21	0.10	0.125	5,162,488
2005 Q4 02/28/05	0.35	0.12	0.19	14,904,809
Q3 11/30/04	0.20	0.12	0.185	6,986,354
Q2 8/31/04	0.24	0.12	0.19	10,631,057
Q1 5/31/04*	$0.35	$0.20	$0.21	12,924,713
2004 Q1 5/31/03*	$0.08	$0.04	$0.05	5,055,400
Q2 8/31/03*	$0.10	$0.04	$0.077	9,792,900
Q3 11/30/03*	$0.28	$0.053	$0.265	26,849,789
Q4 2/29/04*	$0.45	$0.20	$0.30	32,438,989

_______
*Prices in US$

(Information provided by The Over The Counter Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, markdown, or commission and may not represent actual transactions.)

The following table shows the high and low closing prices of our stock traded on the OTC Bulletin Board during the most recent six months, for each month as follows:

Month	High*	Low*
2006, July	0.45	0.31
2006, June	0.40	0.31
2006, March	0.394	0.32
2006, February	0.41	0.285
2006, January	0.54	0.33
2005, December	0.33	0.23

_______
* All prices are in U.S. dollars.

(Information provided by The Over The Counter Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, markdown, or commission and may not represent actual transactions.)

DIVIDEND POLICY

We have never declared or paid any cash dividends on our ordinary shares or other securities. We currently expect to retain all future earnings, if any, to finance the development of our business, and do not anticipate paying any cash dividends in the foreseeable future. Any future determination relating to dividend policy will be made by our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial condition and future prospects and other factors the board of directors may deem relevant.

USE OF PROCEEDS

Linux will not receive any proceeds as a result of sales of the Common Stock by the Selling Shareholders. If any of the Warrants are exercised (excluding Warrants exercised on a cashless basis), Linux will receive the exercise price of the Warrants which will be used for working capital. The maximum aggregate exercise price of the Warrants is $3,800,000. The Selling Shareholders are under no obligation to exercise the Warrants and there can be no assurance that the Selling Shareholders will do so. If any of the Notes are converted, Linux will not receive the exercise price in cash, but its indebtedness under the Notes will be reduced.

EXPENSES

We are required to pay all fees and expenses incident to the registration of the Common Stock, including the registration fees. Selling Shareholders will pay any underwriting commissions and expenses, brokerage fees, transfer taxes and the fees and expenses of their attorneys and other experts. Set forth below are expenses to be paid by us in connection with distribution of the Common Stock being registered on behalf of the Selling Shareholders. All amounts shown are estimates except for the Securities Exchange Commission registration fees.

Securities and Exchange Commission Registration Fee	$1,263.72
Legal Fees and Expenses	$10,000
Blue Sky Fees and Expenses	$1000.00
Accounting Fees	$2000.00

LEGAL MATTERS

The validity of the issuance of common shares which are offered in this prospectus will be passed upon by James Vandeberg, our U.S. counsel of The Otto Law Group, PLLC, Seattle, Washington.

EXPERTS

The consolidated financial statements of Linux Gold Corp. as of February 28, 2006 have been incorporated by reference herein in reliance upon the report of Smythe Ratcliffe, Chartered Accountants, independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing. The consolidated financial statements of Linux Gold Corp. as of February 28, 2005 have been incorporated by reference herein in reliance upon the report of Manning Elliott, Chartered Accountants, independent registered public accounting firm, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN GET MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and of Canadian provincial securities laws and regulations in Alberta and British Columbia. We file reports, registration statements and other information with the SEC and with Canadian provincial securities regulators. Our reports, registration statements and other information can be found on the SEC website www.sec.gov, on the Canadian System for Electronic Document Analysis and Retrieval website www.sedar.com, and may be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Washington, D.C. 20549.

Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC at the same address, or by calling the SEC at 1-800-SEC-0330.

As a foreign private issuer, we are exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not currently required under the Exchange Act to publish financial statements as frequently or as promptly as are United States companies subject to the Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will issue quarterly press releases containing unaudited results of operations as well as such other reports as may from time to time be authorized by our board of directors or as may be otherwise required.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to “incorporate by reference” the information we file with the SEC. This means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede information previously filed. The documents listed in (a) through (c) below are incorporated by reference in this Registration Statement:

a)	Our latest annual report on Form 20-F filed pursuant to Section 13(a) or 15(d) of the Exchange Act for the fiscal year ended February 28, 2006.

b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report incorporated by reference herein pursuant to (a) above.

c)	The description of our securities contained in our registration statement under on Form 20-F filed with the Securities and Exchange Commission on June 4, 1999.

Prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, we also incorporate by reference all of our subsequent annual reports filed with the SEC on Form 20-F and all of our subsequent reports on Form 6-K under the Exchange Act submitted to the SEC that we specifically identify in such form as being incorporated by reference into this prospectus.

We shall undertake to provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents, unless such exhibits are specifically incorporated by reference to such documents. Requests for such copies should be directed to President, Linux Gold Corp, #1103 -11871 Horseshoe Way, Richmond, B.C., V7A 5H5, Canada and its phone number is (604) 278-5996.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. This prospectus is an offer to sell or to buy only the securities referred to in this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front page of those documents. Also, you should not assume that there has been no change in our affairs since the date of this prospectus or any applicable prospectus supplement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

[BACK PAGE OF PROSPECTUS]

Part II. Information Not Required in Prospectus

Item 8.      Indemnification of Directors and Officers

The laws of British Columbia and Linux Gold Corp.’s Articles permit indemnification of its directors and officers against certain liabilities, which would include liabilities arising under the Securities Act of 1933, as amended.

Under Sections 159 to 165 of the British Columbia Business Corporations Act (the "BCA"), Linux Gold is permitted to indemnify a past or present director or officer of Linux Gold without obtaining prior court approval in respect of an “eligible proceeding”. An “eligible proceeding” includes any legal proceeding relating to the activities of the individual as a director or officer of Linux Gold. However, under the BCA, Linux Gold will be prohibited from paying an indemnity if:

(a) the party did not act honestly and in good faith with a view to the best interests of Linux Gold;
(b) the proceeding was not a civil proceeding and the party did not have reasonable grounds for believing that his or her conduct was lawful; and
(c) the proceeding is brought against the party by Linux Gold or an associated corporation.

Linux Gold may indemnify directors, officers, employees and agents, subject to the limits imposed under the BCA.

Item 9.      Exhibits

Exhibit Number	Document Description
4.1	Form of Secured Convertible Discount Note dated May 8, 2006 *
4.2	Form of Series A Common Stock Purchase Warrant *
4.3	Form of Series B Common Stock Purchase Warrant *
5.1	Opinion of Otto Law Group, PLLC
23.1	Consent of Otto Law Group PLLC (included in Exhibit 5.1)
23.2	Consent of Manning Elliott Chartered Accountants, Independent Registered Public Accounting Firm
23.3	Consent of Smythe Ratcliffe, Chartered Accountants, Independent Registered Public Accounting Firm
24.1	Power of Attorney (see Signature Page)

* Filed as an exhibit to Form 6-K dated May 11, 2006.

Item 10. Undertakings

     (a)      Rule 415 Offering.

Linux Gold Corp. hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)      To include any prospectus required by section 10(a)(3) of the Securities Act;

                    (ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

                    (iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2)      That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)      To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering; provided that with respect to a registration statement on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

     (b)      The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions or arrangements whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Linux Gold Corp. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Province of British Columbia, on August 23, 2006 .

LINUX GOLD CORP.

BY:	/s/ John Robertson
John Robertson
Director, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Robertson and James Vandeberg, as his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead in any and all capacities, to sign this Registration Statement and any and all amendments thereto (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

President, Chief Executive Officer and Director
/s/ John Robertson	(Principal Executive, Accounting and Financial	August 23, 2006
John Robertson	Officer)

/s/ Jennifer Lorette	Director	August 23, 2006
Jennifer Lorette

/s/ Monique van Oord	Director	August 23, 2006
Monique van Oord

/s/ Susanne Robertson	Director	August 23, 2006
Susanne Robertson

EXHIBIT INDEX

Exhibit Number	Document Description
4.1	Form of Secured Convertible Discount Note dated May 8, 2006 *
4.2	Form of Series A Common Stock Purchase Warrant *
4.3	Form of Series B Common Stock Purchase Warrant *
5.1	Opinion of Otto Law Group, PLLC
23.1	Consent of Otto Law Group PLLC (included in Exhibit 5.1)
23.2	Consent of Manning Elliott Chartered Accountants, Independent Registered Public Accounting Firm
23.3	Consent of Smythe Ratcliffe, Chartered Accountants, Independent Registered Public Accounting Firm
24.1	Power of Attorney (see Signature Page)

* Filed as an exhibit to Form 6-K dated May 11, 2006.